UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(708) 339-1610

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2018, Atkore International Group Inc., a Delaware Corporation (the “Company”), announced that Atkore International, Inc., a subsidiary of the Company (the “Borrower”), executed a letter agreement (the “Commitment Letter Joinder”), which amended the Borrower’s debt commitment letter (the “Commitment Letter”) dated January 19, 2018, previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 22, 2018, to, among other things, appoint each of JPMorgan Chase Bank, N.A. and UBS Securities LLC as additional committing lenders and reallocate the commitments thereunder.

The foregoing description of the Commitment Letter Joinder and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Commitment Letter Joinder, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Commitment Letter Joinder should be read in conjunction with, and is qualified in its entirety by reference to, the Commitment Letter itself. The material terms of the Commitment Letter are described in the Company’s Current Report on Form 8-K filed January 22, 2018, and a copy of the Commitment Letter is included as Exhibit 10.2 of the January 22, 2018 Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Letter Agreement, dated as of January 24, 2018, by and among Atkore International, Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities, Inc., JPMorgan Chase Bank, N.A., UBS Securities LLC and UBS AG, Stamford Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: January 24, 2018	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary